UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 30, 2006

InSight Health Services Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-75984	04-3570028
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26250 Enterprise Court, Suite 100, Lake Forest, CA	92630
(Address of principal executive offices)	(Zip Code)

(949) 282-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement

        Effective as of June 30, 2005, the registrant and InSight Health Services Corp., the registrant’s wholly owned subsidiary (the “Company”), entered into a separation agreement with Michael A. Boylan regarding his separation from the Company.  Prior to such separation, Mr. Boylan was the Company’s Executive Vice President, Enterprise Development.  The Separation Agreement (i) is substantially in accordance with Mr. Boylan’s existing Executive Employment Agreement with the Company dated June 29, 2001, and (ii) provides for, among other things:

•                  compensation to Mr. Boylan at his current annual salary rate ($275,000) for the twelve month period following June 30, 2006, payable in installments consistent with the Company’s standard payroll process;

•                  Mr. Boylan to receive incentive compensation for the Company’s fiscal year ended June 30, 2006 as may be approved by the Company’s Compensation Committee;

•                  Mr. Boylan to receive the Company’s standard benefits program, life insurance, medical, health and accident and disability plans for the twelve month period following June 30, 2006;

•                  Customary releases in favor of the Company by Mr. Boylan and customary releases in favor of Mr. Boylan by the Company;

•                  a Services Agreement between the Company's subsidiary, InSight Health Corp., and Mr. Boylan pursuant to which Mr. Boylan will provide consulting services to InSight Health Corp. for 60 days (with renewal options) in connection with certain acquisitions, joint ventures and disposition arrangements, in exchange for a fee of $25,500 per month, plus reimbursement of his reasonable out of pocket expenses incurred in providing such services; and

•                  Mr. Boylan’s agreement to comply with certain noncompetition and nonsolicitation covenants (relating to the Company’s employees and customers) during the twelve month period ending upon the later of (i) August 31, 2007 and (ii) the termination of the Services Agreement.

Mr. Boylan may revoke the Separation Agreement at any time prior to July 8, 2006.

1.02                        Termination of Material Definitive Agreement

Subject to Mr. Boylan’s revocation of the Separation Agreement, the Separation Agreement will supercede Mr. Boylan’s existing Executive Employment Agreement, dated June 29, 2001, except for certain continuing noncompetition and nonsolicitation covenants (relating to the Company’s employees and customers).

Item 9.01       Financial Statement and Exhibits

Exhibit No.

10.24                     Separation Agreement dated June 29, 2006 by and between the registrant, the Company and Michael A. Boylan (filed herewith).

10.25                     Services Agreement dated July 1, 2006, by and between Michael A. Boylan and InSight Health Corp. (filed herewith).

SIGNATURES

                        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 3, 2006	INSIGHT HEALTH SERVICES HOLDINGS CORP.

	By:	/s/ Brian G. Drazba
Brian G. Drazba
Senior Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.24	Separation Agreement dated June 29, 2006 by and between the registrant, the Company and Michael A. Boylan (filed herewith.)

10.25	Services Agreement dated July 1, 2006, by and between Michael A. Boylan and InSight Health Corp. (filed herewith).